EXHIBIT 10.4

WORLD OMNI LT

20[    ]-[    ] EXCHANGE NOTE SUPPLEMENT TO COLLATERAL AGENCY AGREEMENT

Among

WORLD OMNI LT,

As Borrower,

AUTO LEASE FINANCE LLC,

As Initial Beneficiary,

AL HOLDING CORP.,

As Closed-End Collateral Agent,

And

U.S. BANK NATIONAL ASSOCIATION,

As Closed-End Administrative Agent

Dated as of [                    ], 20[    ]

i

20[    ]-[    ] EXCHANGE NOTE SUPPLEMENT TO COLLATERAL AGENCY AGREEMENT

THIS 20[    ]-[    ] EXCHANGE NOTE SUPPLEMENT TO COLLATERAL AGENCY AGREEMENT (as amended, modified or supplemented from time to time, the “Exchange Note Supplement”), dated and effective as of [                    ], 20[    ], is among World Omni LT, a Delaware statutory trust (the “Borrower” or the “Titling Trust”), Auto Lease Finance LLC, a Delaware limited liability company (“ALF” or the “Initial Beneficiary”), AL Holding Corp., a Delaware corporation (the “Closed-End Collateral Agent”), and U.S. Bank National Association, a national banking association (the “Closed-End Administrative Agent”).

RECITALS

A. The Borrower, the Initial Beneficiary, the Closed-End Collateral Agent, Bank of America, N.A., a national banking association (the “Deal Agent”), and the Closed-End Administrative Agent have entered into that certain Third Amended and Restated Collateral Agency Agreement, dated as of July 16, 2008 (as modified, supplemented or amended from time to time, the “Collateral Agency Agreement”) pursuant to which, among other things, the Initial Beneficiary of the Borrower will have the right, subject to certain conditions and limitations set forth therein, (i) to purchase from the Warehouse Facility Lenders ratable portions of the Advances made by such Lenders under the respective Warehouse Facilities and (ii) following such purchase, to exchange the acquired Advances for Closed-End Exchange Notes issued by the Titling Trust and backed primarily by assets designated (subject to certain conditions) by the Initial Beneficiary and allocated to a separate Reference Pool.

B. The parties hereto desire to supplement the terms of the Collateral Agency Agreement (i) to set forth the principal terms of the Closed-End Exchange Note issued hereunder and (ii) to designate a portion of the Closed-End Units included in the Warehouse Facility Pool as the 20[    ]-[    ] Reference Pool with respect to such Closed-End Exchange Note.

C. Concurrently herewith, ALF and World Omni Auto Leasing LLC, a Delaware limited liability company (the “Depositor”), are entering into an Exchange Note Sale Agreement, pursuant to which the Depositor will purchase the Closed-End Exchange Note and (ii) the Depositor and World Omni Automobile Lease Securitization Trust 20[    ]-[    ], are entering into an Exchange Note Transfer Agreement, pursuant to which the Depositor will transfer the Closed-End Exchange Note to the Issuing Entity.

D. Concurrently herewith, the Issuing Entity is entering into an asset-backed financing transaction pursuant to, among other agreements, an Indenture dated as of the date hereof (the “Indenture”) between the Issuing Entity and [                    ], as indenture trustee (the “Indenture Trustee”), pursuant to which, among other things, the Issuing Entity will pledge certain of its assets and grant a security interest in such assets, including the Closed-End Exchange Note.

E. Also concurrently herewith, the Titling Trust, the Servicer and the Closed-End Collateral Agent are entering into that certain 20[    ]-[    ] Servicing Supplement to Closed-End Servicing Agreement (as amended, modified or supplemented from time to time, the “Servicing

Supplement”) pursuant to which, among other things, the terms of the Closed-End Servicing Agreement will be supplemented insofar as they apply to the Closed-End Units included in the 20[    ]-[    ] Reference Pool, providing more specific servicing obligations.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Collateral Agency Agreement, the parties hereto agree to the following supplemental obligations with regard to the Closed-End Exchange Note issued hereunder.

ARTICLE XII

DEFINITIONS; THIRD-PARTY BENEFICIARIES

Section 12.1 Definitions.

For all purposes of this Exchange Note Supplement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Collateral Agency Agreement or in Appendix A to the Collateral Agency Agreement, (b) all capitalized terms used herein which are not defined herein or in the Collateral Agency Agreement (including Appendix A thereto) and which are defined in the Titling Trust Agreement shall have the meanings attributed to them by the Titling Trust Agreement, (c) all references to words such as “herein,” “hereof” and the like shall refer to this Exchange Note Supplement as a whole and not to any particular article or section within this Exchange Note Supplement, (d) the term “include” and all variations thereon shall mean “include without limitation,” and (e) the term “or” shall include “and/or”.

Section 12.2 Third-Party Beneficiaries.

The holder and pledgees of the Closed-End Exchange Note (including the Issuing Entity and the Indenture Trustee), and their respective successors, permitted assigns and pledgees, are third-party beneficiaries of the Collateral Agency Agreement and this Exchange Note Supplement.

ARTICLE XIII

DESIGNATION OF THE REFERENCE POOL AND EXCHANGE NOTE TERMS

Section 13.1 Designation of the Reference Pool.

(a) Pursuant to Section 6.2(a) of the Collateral Agency Agreement and subject to the conditions set forth in Section 13.1(b), the Initial Beneficiary hereby designates a portion of the Closed-End Units included in the Warehouse Facility Pool for allocation to a new Reference Pool, referred to as the “20[    ]-[    ] Reference Pool,” within the Closed-End Collateral Specified Interest. Upon the effectiveness of this Exchange Note Supplement, the Initial Beneficiary shall direct the Titling Trustee and the Closed-End Collateral Agent to allocate or cause to be identified and allocated on their respective books and records the “20[    ]-[    ] Reference Pool,” to be separately accounted for and held in trust independently from any other Asset Pool. Such Reference Pool shall initially include the Closed-End Units identified on Schedule 1 to this Exchange Note Supplement, which Closed-End Units shall belong exclusively to the 20[    ]-[    ]

Reference Pool, and all other Titling Trust Assets to the extent related to such Closed-End Units (other than cash which does not constitute Closed-End Collections received on or after the Cutoff Date, as specified in Section 13.2(a)(iii)); provided that any Closed-End Collections received prior to the Cutoff Date for any such Closed-End Units identified on Schedule 1 shall not be allocated to the 20[    ]-[    ] Reference Pool.

(b) Designation of the 20[    ]-[    ] Reference Pool shall be subject to the satisfaction of each of the conditions precedent set forth in Section 6.4 of the Collateral Agency Agreement, unless and to the extent waived by the Deal Agent, with the consent of each Warehouse Facility Lender.

Section 13.2 Closed-End Exchange Note Terms.

(a) The terms of the Closed-End Exchange Note are as follows:

(i) the Closed-End Exchange Note shall be issued on [                    ], 20[    ];

(ii) the initial Exchange Note Balance of the Closed-End Exchange Note is equal to $[            ];

(iii) the Cutoff Date for the 20[    ]-[    ] Reference Pool is [                    ], 20[    ];

(iv) the first Closed-End Exchange Note Payment Date for the Closed-End Exchange Note is [                    ], 20[    ], and thereafter, the [    ] day of each calendar month or, if such day is not a Business Day, the next Business Day;

(v) the Exchange Note Interest Rate for the Closed-End Exchange Note is [            ]% per annum. If applicable, the floating rate shall be determined by reference to the [specify source of rate and manner of determination];

(vi) the Interest Period with respect to the Closed-End Exchange Note shall be modified as follows: [specify any or none];

(vii) the initial Exchange Note Principal Payment Amount is equal to $[            ] [and the initial Securitization Value of the Closed-End Units included in the 20[    ]-[    ] Reference Pool is equal to $[            ]], and thereafter, the applicable Exchange Note Principal Payment Amount shall be calculated pursuant to Section 13.2(b)(iii);

(viii) the following Exchange Note Defaults shall not apply to the Closed-End Exchange Note: [specify any inapplicable event(s) set in forth Section 8.7(a) of the Collateral Agency Agreement];

(ix) the following Exchange Note Defaults shall be modified with respect to the Closed-End Exchange Note as follows: [specify any or none];

(x) the following additional event(s) shall constitute an Exchange Note Default with respect to the Closed-End Exchange Note: [specify any or none];

(xi) the Final Scheduled Payment Date for the Closed-End Exchange Note is [                    ], [                    ]; and

(xii) the conditions precedent to the issuance of the Closed-End Exchange Note are set forth in Section 6.4 of the Collateral Agency Agreement.

(b) On each Closed-End Exchange Note Payment Date, the Closed-End Administrative Agent shall, with respect to the 20[    ]-[    ] Reference Pool, withdraw from the related Exchange Note Collection Account an amount equal to the Closed-End Collections for the 20[    ]-[    ] Reference Pool and apply such amount, together with any Shared Amounts allocated to the 20[    ]-[    ] Reference Pool, in accordance with the following priorities:

(i) first, to the Closed-End Servicer, the Reference Pool Servicing Fee for the related Closed-End EN Collection Period (to the extent such Servicing Fee has not been retained by the Closed-End Servicer pursuant to Section 13.5 of the Servicing Supplement 20[    ]-[    ] to Closed-End Servicing Agreement);

(ii) second, to the Trust Collection Account, the applicable due and unpaid Exchange Note Interest Amount on the Closed-End Exchange Note;

(iii) third, to the Trust Collection Account, (A) on any Closed-End Exchange Note Payment Date other than the Exchange Note Redemption Date, the Exchange Note Principal Payment Amount due and payable on such Closed-End Exchange Note Payment Date pursuant to the Closed-End Exchange Note, as a payment of principal of the Closed-End Exchange Note in an amount equal to the difference between the Adjusted Securitization Value and the Exchange Note Balance of the Closed-End Exchange Note, in each case as of the end of the prior Closed-End EN Collection Period, or (B) on the Exchange Note Redemption Date, an amount equal to the Exchange Note Redemption Price (to the extent such amount has not been paid pursuant to clause (ii) above or the Collateral Agency Agreement); provided, however, that if an Exchange Note Default has occurred and is continuing and the Closed-End Exchange Note is accelerated pursuant to Section 8.7(c) of the Collateral Agency Agreement, any remaining amount necessary to reduce the Exchange Note Balance on the Closed-End Exchange Note to zero, including all accrued and unpaid interest on the Closed-End Exchange Note;

(iv) fourth, to the Trust Collection Account, an amount equal to the difference between the Available Funds and the amount required to be paid pursuant to clauses (i) through (ix) in Section 8.4(a) of the Indenture on the related Closed-End Exchange Note Payment Date (the “Trust Collection Account Shortfall Amount”);

(v) fifth, to the Lease Funding Account or other applicable Exchange Note Collection Account, any available Closed-End Exchange Note Shared Amounts for payment of any Unpaid Titling Trust Debt in the manner set forth in Section 10.4(b) of the Collateral Agency Agreement; and

(vi) sixth, all remaining funds, to be applied at the direction of the Initial Beneficiary.

(c) Pursuant to Section 8.8(a)(ii)(z) of the Collateral Agency Agreement, an amount equal to the Net Liquidation Proceeds of the Closed-End Units included in the 20[    ]-[    ] Reference Pool after an Exchange Note Default occurs and is continuing with respect to the Closed-End Exchange Note will be applied in accordance with the following priorities:

(i) first, to the Closed-End Collateral Agent, any amounts due with respect to the Closed-End Exchange Note or the related 20[    ]-[    ] Reference Pool under Section 5.2(b) of the Closed-End Servicing Agreement or Section 13.2(b) of this Exchange Note Supplement;

(ii) second, to the Closed-End Administrative Agent, any amounts due with respect to the Closed-End Exchange Note or the related 20[    ]-[    ] Reference Pool under Section 5.2(b) of the Closed-End Servicing Agreement or Section 13.2(b) of this Exchange Note Supplement; and

(iii) third, to make the payments described in clauses (i) through (vi) in Section 13.2(b) of this Exchange Note Supplement with respect to the 20[    ]-[    ] Reference Pool.

(d) Pursuant to Section 6.8 of the Collateral Agency Agreement, the Closed-End Exchange Note is subject to redemption and cancellation in whole, but not in part, in connection with an Optional Redemption by the Closed-End Servicer pursuant to the Closed-End Servicing Agreement or by the Titling Trust at the request of the Exchange Noteholder by written notice (the “Notice of Redemption”) to the Borrower, the Closed-End Servicer, the Closed-End Collateral Agent and the Closed-End Administrative Agent. The Exchange Note Redemption Date shall occur on the first Closed-End Exchange Note Payment Date following the date of the Notice of Redemption. The Exchange Note Redemption Price shall be equal to $[            ]. The Closed-End Exchange Note shall, following the Notice of Redemption, on the Exchange Note Redemption Date cease to be Outstanding for purposes of this Exchange Note Supplement and shall thereafter represent only the right to receive the applicable Exchange Note Redemption Price and the Trust Collection Account Shortfall Amount, if any. Unless the Titling Trust shall default in the payment of such Exchange Note Redemption Price, no interest shall accrue on such Exchange Note Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Exchange Note Redemption Price.

(e) The Initial Beneficiary hereby releases and discharges the Deal Agent and the Warehouse Facility Secured Parties of all claims, actions, suits, choses in action and controversies that it may have under Applicable Laws with respect to the Securities Act or the Exchange Act in connection with the Titling Trust’s issuance of the Closed-End Exchange Note.

ARTICLE XIV

REPRESENTATIONS AND WARRANTIES

Each party hereto represents and warrants, as to itself, to the other parties hereto as follows:

Section 14.1 Existence and Power. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and has all power and authority required to carry on its business as it is now conducted.

Section 14.2 Authorization and No Contravention. Its execution, delivery and performance of this Exchange Note Supplement (i) have been duly authorized by all necessary action and (ii) do not violate or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational instruments or (C) any agreement, contract, order or other instrument to which it is a party or its property is subject and (iii) will not result in any Adverse Claim on any Closed-End Unit or Closed-End Collections.

Section 14.3 No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with its execution, delivery and performance of this Exchange Note Supplement, other than UCC filings and other than approvals and authorizations that have previously been obtained and filings which have previously been made.

Section 14.4 Binding Effect. This Exchange Note Supplement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

Section 14.5 No Proceedings. There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against it which, either in any one instance or in the aggregate, would render invalid this Exchange Note Supplement or the Closed-End Exchange Note issued hereunder.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.1 Filings.

(a) The parties hereto will undertake all other and future actions and activities as may be required by the Closed-End Servicer (pursuant to the Servicing Supplement) or by the Closed-End Collateral Agent (pursuant to the Collateral Agency Agreement and the Security Agreement) to perfect (or evidence) and confirm the foregoing identification and allocation of the Closed-End Units to the 20[    ]-[    ] Reference Pool.

Section 15.2 Amendments.

(a) So long as the Closed-End Exchange Note remains Outstanding, no amendment to this Exchange Note Supplement shall reduce the Exchange Note Interest Rate or the Exchange Note Principal Payment Amount of the Closed-End Exchange Note, or delay the Final Scheduled Payment Date of the Closed-End Exchange Note, or materially and adversely affect the interests of the Exchange Noteholder, without the consent of the Exchange Noteholder.

(b) Notwithstanding anything herein to the contrary (but subject to Section 9.5 of the Collateral Agency Agreement), any term or provision of this Exchange Note Supplement may be amended by the parties hereto without the consent of the Exchange Noteholder or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect).

(c) It shall not be necessary for the consent of any Person pursuant to this Section 15.2 for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(d) No later than 10 Business Days after the execution of any amendment to this Exchange Note Supplement, the Initial Beneficiary shall furnish a copy of such amendment to the Exchange Noteholder, the Titling Trustee, the Issuing Entity and the Indenture Trustee.

Section 15.3 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 15.4 Notices.

Any and all notices and other communications provided for under this Exchange Note Supplement shall, unless otherwise stated herein, be delivered in accordance with, and shall be deemed delivered in accordance with, the Notice Requirements, which are incorporated into this Exchange Note Supplement.

Section 15.5 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Exchange Note Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Exchange Note Supplement and shall in no way affect the validity or enforceability of the other provisions of this Exchange Note Supplement or of the Closed-End Exchange Note issued hereunder or the rights of the Exchange Noteholder. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Exchange Note Supplement invalid or unenforceable in any respect.

Section 15.6 Effect of Exchange Note Supplement on Collateral Agency Agreement.

Except as otherwise specifically provided herein: (i) the parties shall continue to be bound by all provisions of the Collateral Agency Agreement; and (ii) the provisions set forth herein shall operate either as additions to or modifications of the obligations of the parties under the Collateral Agency Agreement, as the context may require. In the event of any conflict between the provisions of this Exchange Note Supplement and the Collateral Agency Agreement with respect to the Closed-End Exchange Note issued hereunder, the provisions of this Exchange Note Supplement shall prevail.

Section 15.7 No Petition.

Each of the Closed-End Administrative Agent, the Closed-End Collateral Agent and the holder and pledgee of the Closed-End Exchange Note, by virtue of its acceptance of the Closed-End

Exchange Note or pledge thereof, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all obligations under the Closed-End Exchange Note, it will not institute against any Bankruptcy Remote Party, or join in any institution against such Bankruptcy Remote Party of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to this Exchange Note Supplement.

Section 15.8 Tax Matters.

Each of the parties hereto (and the holder or pledgee of the Closed-End Exchange Note, by virtue of its acceptance of the Closed-End Exchange Note or pledge thereof) agrees that for federal, state and local income, franchise and/or value added tax purposes it shall not treat this Exchange Note Supplement as creating or constituting a trust, partnership, association taxable as a corporation or any other type of separate entity (and will report for such purposes in a consistent manner therewith).

Section 15.9 Entire Agreement.

THIS EXCHANGE NOTE SUPPLEMENT AND THE OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 15.10 Submission to Jurisdiction; Waiver of Jury Trial.

Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Exchange Note Supplement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 15.4 of this Exchange Note Supplement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Exchange Note Supplement.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Note Supplement to be duly executed by their respective officers as of the day and year first above written.

WORLD OMNI LT, as Borrower

By:	VT INC.,
as Titling Trustee

By:
Name:
Title:

AUTO LEASE FINANCE LLC, as Initial Beneficiary

By:
Name:
Title:

AL HOLDING CORP., as Closed-End Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Closed-End Administrative Agent

By:
Name:
Title:

Schedule 1

20[    ]-[    ] Exchange Note Supplement

DESCRIPTION OF CLOSED-END UNITS ALLOCATED TO REFERENCE POOL

[delivered electronically to Titling Trustee and Closed-End Collateral Agent]

20[ ]-[ ] Exchange Note Supplement
S-1	to Collateral Agency Agreement